EXHIBIT 6(K)
AMENDMENT TO GENERAL DISTRIBUTION AGREEMENT
Effective March 14, 1996, Section 10 entitled "Expenses" of the General Distribution Agreement between each of the funds or portfolios indicated on the attached Appendix I shall be amended to add the following paragraph to the end of said section:
  It is recognized by the Issuer that FMR may make payment to Distributors with respect to any expenses incurred in the distribution of shares of the Issuer, such payments payable from the past profits or other resources of FMR including management fees paid to it by the Issuer.
Effective July 15, 1996, Section 1 entitled "Sale of Shares" shall be amended to read as follows:
  The Issuer grants to Distributors the right to sell shares on behalf of the Issuer during the term of this Agreement and subject to the registration requirements of the Securities Act of 1933, as amended ("1933 Act"), and of the laws governing the sale of securities in the various states ("Blue Sky Laws") under the following terms and conditions:
Distributors (i) shall have the right to sell, as agent on behalf of the Issuer, shares authorized for issue and registered under the 1933 Act, and
(ii) may sell shares under offers of exchange, if available, between and among the funds advised by Fidelity Management & Research Company ("FMR") or any of its affiliates.
Signed on behalf of each of the funds or portfolios identified on Appendix
I.
   On Behalf of Each of the Funds or Portfolios:
Attest:__/s/ Arthur S. Loring__ By:___/s/J. Gary Burkhead_______
 Arthur S. Loring          J. Gary Burkhead
 Secretary
                                                               FIDELITY
DISTRIBUTORS CORPORATION:
Attest:____/s/ Arthur S. Loring_________________ By:___/S/Neal Litvak______
 Arthur S. Loring          Neal Litvack
AMENDMENT TO GENERAL DISTRIBUTION AGREEMENT
Appendix I
Fidelity Blue Chip Growth Fund
Fidelity Capital Appreciation Fund
Fidelity Emerging Growth Fund
Fidelity Equity-Income Fund
Fidelity Export Fund
Fidelity France Fund
Fidelity Germany Fund
Fidelity Growth Company Fund
Fidelity Growth & Income Fund
Fidelity Hong Kong and China Fund
Fidelity International Value Fund
Fidelity Japan Small Companies Fund
Fidelity Low-Priced Stock Fund
Fidelity Magellan Fund
Fidelity Nordic Fund
Fidelity OTC Portfolio
Fidelity United Kingdom Fund
Fidelity Select Air Transportation Portfolio
Fidelity Select American Gold Portfolio
Fidelity Select Automotive Portfolio
Fidelity Select Biotechnology Portfolio
Fidelity Select Brokerage and Investment Management Portfolio
Fidelity Select Chemicals Portfolio
Fidelity Select Computers Portfolio
Fidelity Select Construction and Housing Portfolio
Fidelity Select Consumer Industries Portfolio
Fidelity Select Defense and Aerospace Portfolio
Fidelity Select Developing Communications Portfolio
Fidelity Select Electronics Portfolio
Fidelity Select Energy Portfolio
Fidelity Select Energy Service Portfolio
Fidelity Select Environmental Services Portfolio
Fidelity Select Financial Services Portfolio
Fidelity Select Food and Agriculture Portfolio
Fidelity Select Health Care Portfolio
Fidelity Select Home Finance Portfolio
Fidelity Select Industrial Equipment Portfolio
Fidelity Select Industrial Materials Portfolio
Fidelity Select Insurance Portfolio
Fidelity Select Leisure Portfolio
Fidelity Select Medical Delivery Portfolio
Fidelity Select Money Market Portfolio
Fidelity Select Multimedia Portfolio
Fidelity Select Paper and Forest Products Portfolio
Fidelity Select Precious Metals and Minerals Portfolio
Fidelity Select Regional Banks Portfolio
Fidelity Select Retailing Portfolio
Fidelity Select Software and Computer Services Portfolio
Fidelity Select Technology Portfolio
Fidelity Select Telecommunications Portfolio
Fidelity Select Transportation Portfolio
Fidelity Select Utilities Growth Portfolio